Exhibit 5.1

13 May 2019

Matter No.:361824

Doc Ref: 15511248

+1 441 278 7904

guy.cooper@conyersdill.com

Auris Medical Holding Ltd

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Auris Medical Holding Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a post-effective amendment No. 1 to its registration statement on form F-1 (Registration No. 333-231114) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 13 May 2019 and the related registration statement on form F-1 filed under Rule 462(b) under the Securities Act of 1933, as amended (collectively, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) up to 637,692 common shares par value CHF 0.40 each (the “Common Shares”), (ii) warrants entitling the holder to purchase up to 2,358,972 common shares of CHF 0.40 par value each (“Warrants”), and (iii) pre-funded warrants to purchase up to 1,721,280 common shares of CHF 0.40 par value each (the “Pre-Funded Warrants”; the common shares of CHF 0.40 par value each issuable upon exercise of the Warrants and/or the Pre-Funded Warrants are referred to as the “Warrant Shares”), with each of the Common Shares, the Warrants, and the Pre-Funded Warrants being offered in units consisting of (a) Common Shares and Warrants; and (b) Pre-Funded Warrants and Warrants. The Common Shares, the Warrants and the Pre-Funded Warrants will be sold pursuant to an Underwriting Agreement (the “Agreement”) between the Company and A.G.P./Alliance Global Partners.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Agreement. We have also reviewed the memorandum of continuance and the bye-laws of the Company, each certified by the Secretary of the Company on 9 May 2019 (the “Constitutional Documents”), minutes of a meeting of the Company’s board of directors held on 25 April 2019 and unanimous written resolutions of the Company dated 5 May 2019 (collectively, the “Resolutions”), the form of the individual warrant agreement constituting the Warrants (the “Warrant Document”), the form of the individual pre-funded warrant agreement constituting the Pre-Funded Warrant (the “Pre-Funded Warrant Document”), each of which is exhibited to the Registration Statement, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that each individual warrant agreement constituting the Warrants is in the same form as the Warrant Document and each individual pre-funded warrant agreement constituting the Pre-Funded Warrants is in the same form as the Pre-Funded Warrant Document; (h) that the Agreement, each individual warrant agreement constituting the Warrants and each individual pre-funded warrant agreement constituting the Pre-Funded Warrants will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (i) that the Agreement, each individual warrant agreement constituting the Warrants and each individual pre-funded warrant agreement constituting the Pre-Funded Warrants will be valid and binding in accordance with its terms pursuant to its governing law, (j) that upon issue of any Warrant Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (k) that the Company will have sufficient authorised capital to effect the issue of any of the Warrant Shares at the time of issuance upon exercise of either the Warrants or the Pre-Funded Warrants; and (l) that the Pricing Committee of the Board of Directors of the Company shall approve the final number of, manner of and price at which the Common Shares, the Warrants, the Pre-Funded Warrants and the Warrant Shares are sold and issued.

“Non-assessability” is not a legal concept under Bermuda law, but when we describe the Common Shares and/or Warrant Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and/or Warrant Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Warrant Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares, Warrants and Pre-Funded Warrants by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement and the Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

3.	When issued and paid for in accordance with (i) an individual warrant agreement constituting the Warrants, or (ii) an individual pre-funded warrant agreement constituting the Pre-Funded Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Agreement, the individual warrant agreements constituting the Warrants and the individual pre-funded warrant agreements constituting the Pre-Funded Warrants.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

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